Software and Technology License Agreement

     This Software and Technology License Agreement ("Agreement") is made and entered into this 11th, day of June 2003 ("Effective Date"), by and between Speed of Thought Trading Corporation, a New York corporation, (hereafter "Company"), and ResCon Technology Corporation, a Nevada corporation (hereafter "Licensee").

The parties agree as follows:

1.   Definitions.
     ------------
     For purposes of this Agreement, the following terms shall have the following meanings:

          a. "Product" shall mean the Company's existing day trading software platform and associated technology, including the applicable end-user documentation specified therein, if any, as described in Exhibit A hereto.
          b. "Licensee Product" shall mean a Licensee product that includes the Product or a modification or a derivative of the Product
          c. "Proprietary Rights" shall mean patent rights, copyrights, source codes, object codes, software programs, trade secret rights, database rights and all other intellectual and industrial property rights of any sort.
          d. "Subsidiary" shall mean a corporation, company or other entity more than fifty percent (50%) of the outstanding shares of securities of which (representing the right to vote for the election of directors or other managing authority) are owned, directly or indirectly, by a party, but only so long as such ownership shall continue.
          e. "Technology" shall mean inventions (whether or not patentable), ideas, processes, systems, and know-how owned or controlled by Licensor and used by it as of the date of this Agreement, or hereafter.

2.   License Grant.
     --------------

     a. Subject to full payment under Section 3 and to the other terms of this Agreement the Company grants to Licensee an exclusive, worldwide, sublicensable, perpetual, fully paid-up license to use the Product, Proprietary Rights and Technology as determined in the sole discretion of the Licensee, and to:

          (i) produce, or have its contractors produce the Product for distribution;
          (ii) modify, adapt, and prepare derivative works of the Product, or have its contractors do so on its behalf, for the purposes described in 2(a)(iii) below.
          (iii) reproduce, have reproduced, display, perform and distribute (directly or indirectly pursuant to clause (iv) below) the Product and modifications and derivative works of the Product created pursuant to clauses (i) and (ii) above;


               Licensee will indemnify the Company from all damages, court costs, settlements, attorneys' fees and expenses incurred by the Company in connection with any claim of a third party related to the Licensee Products or the distribution thereof, subject to the Company's liability for the original Product prescribed in this Agreement in Section 15(c); provided that (i) Licensee is promptly notified in writing of a claim from a third party, (ii) Licensee shall have the sole control of the defense and/or settlement thereof, and
     (iii) Company furnishes to Licensee, at Licensee's request and expense, information reasonably available to Company for such defense;

               (iv) sublicense to third parties the rights in 2(a)(i), (ii) and (iii) above; any such sublicense shall be pursuant to a sublicense agreement for Company's benefit that contains all the restrictions and obligations imposed on Licensee hereunder.

     b. The foregoing license includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as "moral rights" (collectively "Moral Rights"). To the extent such Moral Rights cannot be licensed and to the extent the following is allowed by the laws in the various countries where Moral Rights exist, Company hereby ratifies and consents to any action consistent with the terms of this Agreement that would violate such Moral Rights in the absence of such ratification/consent. Company will confirm any such ratifications and consents from time to time as requested by Licensee.

     3.   Price and Payment.
          ------------------
          Licensee agrees to pay Company a one time license fee of 4,416,000 shares of restricted Licensee Common Stock, (the "Shares") to be delivered within ten (10) business days of execution of this Agreement. In connection with the issuance of the shares, Company represents and warrants to Licensee that the Shares being acquired pursuant to this Agreement are being acquired for Company's own account and for investment and not with a view to the public resale or distribution of such shares. Company acknowledges that the Shares have not been registered under the Securities Act of 1933 are being issued pursuant to an exemption provided in Section 4(2) of such Act. Therefore, the Shares shall be deemed to be "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act of 1933 and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Company further acknowledges that the Shares will bear the following legend:

     The shares represented by this certificate have not been registered under the Securities Act of 1933. The shares have been acquired for investment and may not be sold or offered for sale in the absence of an effective Registration Statement for the shares under the Securities Act of 1933 or an opinion of counsel to the Corporation that such registration is required.

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     4.   Delivery, Porting, Training and Support.
          ----------------------------------------
     a. At the time Licensee delivers the Shares to Company, Company will deliver to Licensee copies of the Product in source and object code forms, and all Proprietary Rights and Technology. Licensee may perform an acceptance test for the Product within ten (10) days following the receipt of the Product, for conformance to the applicable specifications published by Company. If Licensee discovers material non-conformance in such acceptance test and provides Company with sufficient written instructions, and documentation ("Nonconformance Materials") to allow Company to readily reproduce the problems at its facility, Company shall, at its cost, use reasonable efforts to make corrections, including workarounds within thirty
(30) days after receipt of the required Nonconformance Materials or such longer period as the parties agree. The Product will be deemed accepted upon the earliest of the following to occur (i) Licensee provides notice of acceptance, (ii) Licensee commercially ships or sublicenses the Product or any part or modification thereof, (iii) ten (10) days after submission of the Product or a correction to Licensee if Licensee has not first provided the necessary Nonconformance Materials or (iv) no material non-conformance for which Licensee has provided the required Nonconformance Materials remains.

     b. Company will provide a total of five person days of Product training for Licensee personnel at Company's facilities and at mutually agreeable times.

     c. During a reasonable initial development period, Company will provide additional reasonable support, whether by phone or fax or occasionally in person, in connection with the initial porting effort.

     d. Unless contractually or legally prohibited from doing so, Company will provide Licensee at no cost with source code for updates and new releases of the Product that it makes generally available within twenty-four (24) months after the date of this Agreement.

     e. In addition to the fees specified in Section 3, Licensee will pay all reasonable travel, room and board and other out-of-pocket expenses of either party in connection with any activity under this Section 4. Such expenses of the Company to be borne by Licensee, however, shall be approved by Licensee in advance. Payment for such expenses by Licensee shall be made within thirty (30) days after receipt of Company's invoice together with the evidence of the expense.

     5.   No Restriction on Competition.
          ------------------------------
     Nothing in this Agreement shall be deemed to prohibit Licensee from developing, making, using, marketing or otherwise distributing or promoting products competitive with the Product, provided that Licensee does not breach any provision of Section 8 or disparage the Product in doing so.

     6.   Prohibition Against Assignment.
          -------------------------------
     Except as provided in this Agreement, neither this Agreement nor any rights, licenses or obligations hereunder, may be assigned by either party without the prior written approval of the non-assigning party; any prohibited purported assignment shall be void. Notwithstanding the foregoing, either party may assign this Agreement or delegate its obligations to any acquiror of all or of substantially all of such party's assets or business or equity securities.

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     7.   Term of Agreement.
          ------------------
     This Agreement and the license granted herein shall be effective from the Effective Date of this Agreement. The term of this Agreement shall run in perpetuity, unless and until terminated in accordance with Section 8.

     8.   Default and Termination.
          ------------------------
     This Agreement may be terminated if either party materially fails to perform or comply with this Agreement or any material provision hereof. Termination shall be effective thirty (30) days after notice of termination to the defaulting party if the defaults have not been cured within such thirty (30) day period.

     9.   Survival.
          ---------
     Rights to payment, the indemnity in Section 2(a)(iii), Sections 1, 7, 8, 9, 10, 11, 12, 13, 14, 15 and 17 and, except as otherwise expressly provided herein, any right of action for breach of this Agreement prior to termination shall survive any termination of this Agreement. The license to Licensee and any sublicenses will cease upon termination. Unless the termination of this Agreement is due to Licensee's material breach, Licensee and its sublicensees may retain the source code and other maintenance materials provided hereunder solely for the purposes of maintaining the Product and providing normal maintenance services to distributors and end users as allowed herein

     10.  Notices and Requests.
          ---------------------
     All notices, consents, authorizations, and requests in connection with this Agreement shall be deemed given (i) immediately upon confirmed fax; or
(ii) four (4) days after the day they are deposited in the U.S. mails, postage prepaid, certified or registered, return receipt requested; or
(iii) three (3) days after they are sent by air express courier, charges prepaid; and addressed as follows:

                    Licensee:      ResCon Technology Corporation
                                   Vanderbilt Center
                                   300 Vanderbilt Motor Parkway, Suite 200
                                   Hauppage, New York 11788
                    Fax:           (631) 630-2241

                    Company:       Speed of Thought Trading Corporation
                                   25 Fairchild Avenue, Suite 500-A
                                   Plainview, New York 11803
                    Fax:           (516) 576-0780


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or to such other address as the party to receive the notice or request so designates by written notice to the other.

     11.  Controlling Law.
          ----------------
     This Agreement shall be governed by and construed under the laws of the State of New York and the United States without regard to conflicts of laws provisions thereof. The sole jurisdiction and venue for actions related to the subject matter hereof shall be the New York state and U.S. federal courts having within their jurisdiction the location of the Company's principal place of business. Both parties consent to the jurisdiction of such courts and agree that process may be served in the manner provided herein for giving of notices or otherwise as allowed by New York or federal law.

     12.  Attorneys' Fees.
          ----------------
     If either the Company or Licensee employs attorneys to enforce any rights arising out of or relating to this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees, costs and other expenses.

     13.  Confidentiality.
          ----------------
     a. Each party agrees that all Products, Proprietary Rights and Technology it obtains from the other and all other business, technical and financial information it obtains from the other are the confidential property of the disclosing party if identified as such at or before the time of disclosure ("Proprietary Information"). All source code, source documentation and underlying inventions, algorithms, know-how, systems, technology and ideas are hereby identified as the Company's Proprietary Information. Except as expressly and unambiguously allowed herein, the receiving party will hold in confidence and not use or disclose any Proprietary Information to its employees, contractors, except for in legitimate "need to know" instances. Such employees and contractors shall be similarly bound in writing. For the purpose of clarification, the object code and the end user documentation of the Product are not Proprietary Information, but are required to be protected under other provisions of this Agreement. The receiving party shall not be obligated under this
Section 13 with respect to information the receiving party can document;

     (1) is or has become readily publicly available without restriction through no fault of the receiving party or its employees or agents; or
     (2) is received without restriction from a third party lawfully in possession of such information and lawfully empowered to disclose such information; or
     (3) was rightfully in the possession of the receiving party without restriction prior to its disclosure by the disclosing party; or
     (4) is independently developed by the receiving party by employees without access to or reliance upon the other party's similar Proprietary Information.
     b. The four above exceptions to the confidentiality provisions of this Agreement do not, and should not be interpreted to, confer any license or other rights to the receiving party for any of the information referenced in such exceptions. Nothing herein shall permit the receiving party to disclose or use, except as explicitly permitted elsewhere in this Agreement, confidential information of the disclosing party and then only on an "as-needed" basis for purposes of this Agreement.

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     c.   Upon any termination of this Agreement, each party will promptly return or destroy any Proprietary Information of the other and any copies, extracts and derivatives thereof, except as otherwise set forth in this Agreement.
     d. Each party acknowledges that its breach of this Section 13 would cause irreparable injury to the other for which monetary damages are not an adequate remedy. Accordingly, a party will be entitled to injunctions and other equitable remedies in the event of such a breach by the other.

     14.  Limited Liability.
          ------------------
     EXCEPT AS OTHERWISE PROVIDED BELOW, AND NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT OR OTHERWISE, NEITHER PARTY SHALL BE LIABLE OR OBLIGATED UNDER ANY SECTION OF THIS AGREEMENT OR UNDER CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY (A) FOR ANY AMOUNTS IN EXCESS OF THE AGGREGATE OF THE LICENSE FEES PAID TO IT (IN THE CASE OF COMPANY) OR (IN THE CASE OF LICENSEE) PAID OR OWED BY IT HEREUNDER, OR (B) OR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOST PROFITS (EXCEPT AMOUNTS PAYABLE UNDER SECTION 3) OR LOST OR CORRUPTED DATA OR INTERRUPTED USE OR (C) COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES. THE LIMITATIONS IN THIS SECTION 14 SHALL NOT APPLY TO BREACHES OF SECTION 13 OR TO ACTIONS OF LICENSEE BEYOND THE SCOPE OF THE LICENSE GRANT HEREUNDER. THIS SECTION DOES NOT LIMIT LIABILITY FOR BODILY INJURY OF A PERSON

15.  Warranty.
     ---------
     a. Company warrants to Licensee that it has full corporate power and authority to grant the licenses in this Agreement.
     b. Company warrants to Licensee that the Product will conform substantially to the specifications published by the Company. Licensee's sole remedy for breach of this warranty or for product defects is its rights under Section 4(a). Company makes no warranty regarding freedom from bugs or uninterrupted use.
     c. (i) Company shall defend or settle at its expense a claim or suit against Licensee arising out of or in connection with an assertion that the Product infringes any U.S. copyright , or is a misappropriation of a trade secret and Company shall indemnify and hold harmless Licensee against and from damages, costs, and attorneys' fees, if any, in such suit or the amount of the settlement thereof; provided that (A) Company is promptly notified in writing of such claim or suit, (B) Company shall have the sole control of the defense and/or settlement thereof, and (C) Licensee furnishes to Company, on request, information available to Licensee for such defense. However, Company is in no way authorized to agree to any settlement, compromise or the like which would require that Licensee make any payment, or bear other obligations, including without limitation, the obligation to make a grant back (but excluding the obligation to stop using the Product) without prior written approval of Licensee, which shall not be withheld unreasonably (taking into account proposals by Licensor to bear the economic and other burdens of such obligations). Licensee shall not admit any such claim without prior consent of Company.

                                     6

     (ii) In the case of Section 15(c)(i) above, Company may, at its option:
          (1) procure for Licensee the right to continue using the Product and the right to continued enjoyment of the licenses granted under this Agreement; or
          (2) replace or modify the Product so that they become non-infringing but substantially equivalent in functionality and performance and compatibility.
     (iii) In the event that the use of the Product is enjoined on account of a suit referred to above, Company shall use reasonable efforts to procure on reasonable terms for Licensee, the right to continue using the Product, or to replace or modify the Product so that they are outside the scope of the injunction but substantially equivalent in functionality and performance and compatibility. If neither of those actions is reasonably feasible in spite of Company's reasonable efforts, Company shall have the right to terminate this Agreement and the rights granted herein and refund to Licensee the unamortized portion of the license fee actually paid by Licensee for such Product (as amortized on a straight-line basis over five years from the date of this Agreement).

     (iv) Company shall have no obligation under this Section 15(c) if and to the extent that such claim arises from:

          (1) compliance by Company with Licensee's specifications, if any,

          (2)  modification of the Product other than by the Company, or

          (3) combination of the Product with products other than those supplied from Company; and the alleged infringement or misappropriation relates to such compliance, modification or combination.

     The Company shall also not have any obligation with respect to a claim if it has provided Licensee with changes that would have avoided the problem and the changes are not fully implemented within a reasonable time, provided that the changes do not materially adversely affect functionality or performance or compatibility and that Licensee is notified of the problem the changes avoid.

     Licensee will indemnify the Company for any claims referred to in this subsection (iv) in the same manner as provided in Section 15(c)(i) above.

     d. Company represents and warrants to the Licensee that as of the Effective Date: (i) Company is the sole owner of all rights, title and interest in the Product, (ii) Company has not assigned, transferred, licensed, pledged or otherwise encumbered any Product or underlying technology or intellectual property rights with respect thereto in a manner inconsistent with the terms of this Agreement or agreed to do so, (iii) Company is not aware of any actual or potential violation, infringement or misappropriation of any third party's rights (or any claim or potential claim thereof) by the Product, (iv) neither Company's entering nor performing this Agreement will violate any right of or breach any obligation to any third party under any agreement or arrangement between Company and such third party, (v) to the best of the Company's knowledge no licenses, permissions or releases of third party rights are necessary for Licensee's production or distribution of the Product in accordance with the terms of this Agreement, (vi) all copyrightable matter licensed hereunder has been created by persons who were employees of the Company at the time of creation and no third party has or will have "moral rights" or rights to terminate any assignment or license with respect thereto, and (vii) Company has and will have agreements with its employees and contractors sufficient to allow it to provide Licensee with the licenses to intellectual property rights developed by them for Company.
                                     7
     e. COMPANY MAKES NO WARRANTIES TO ANY PERSON OR ENTITY WITH RESPECT TO THE PRODUCT (OTHER THAN THOSE SET FORTH ABOVE) OR ANY DERIVATIVES THEREOF OR ANY SERVICES OR LICENSES AND DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT.

     16.  Negotiated Grant Back.
          ----------------------
     Licensee agrees to negotiate, in good faith, reasonable terms and conditions for the grant to Company of the right to use, reproduce, modify, sublicense and/or distribute any Licensee Value-Added Technology (meaning any work of authorship, invention, know-how, idea or other technology embodied in any modification of the Product by or for Licensee, which modification is made commercially available for licensing as a stand-alone item or as incorporated in another product). In any event, Licensee agrees to license such Value-Added Technology to Company on terms and conditions which, taken as a whole, are at least as favorable to Company as the most favorable terms and conditions that Licensee has or may grant from time to time to any third party (except if primarily in settlement of a bona fide dispute regarding infringement of the Value-Added Technology) with respect to the Value-Added Technology (or a product of which it is a part). In determining whether the terms and conditions offered to Company are at least as favorable as those granted to a third party, (i) all terms and conditions will be considered as a whole and (ii) only the value and consideration attributable to the Value-Added Technology (not the Product) will be taken into account

17.  General.
     --------
     a. Upon execution by both parties, this Agreement shall constitute the entire agreement between the parties with respect to the subject matter hereof and merges all prior and contemporaneous communications. It shall not be modified except by a written agreement dated subsequent to the date of this Agreement and signed on behalf of Licensee and Company by their respective duly authorized representatives.

                                     8

     b. If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid or unenforceable, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

     c. No waiver of any breach of any provision of this Agreement shall constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof, and no waiver shall be effective unless made in writing and signed by an authorized representative of the waiving party.

     d. The Section headings used in this Agreement and the attached Exhibits are intended for convenience only and shall not be deemed to supersede or modify any provisions.

     e. EACH PARTY RECOGNIZES AND AGREES THAT THE WARRANTY DISCLAIMERS AND LIABILITY AND REMEDY LIMITATIONS IN THIS AGREEMENT ARE MATERIAL BARGAINED FOR BASES OF THIS AGREEMENT AND THAT THEY HAVE BEEN TAKEN INTO ACCOUNT AND REFLECTED IN DETERMINING THE CONSIDERATION TO BE GIVEN BY EACH PARTY UNDER THIS AGREEMENT AND IN THE DECISION BY EACH PARTY TO ENTER INTO THIS AGREEMENT.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above. All signed copies of this Agreement shall be deemed originals.

LICENSEE:                          COMPANY:
ResCon Technology Corporation      Speed of Thought Trading Corporation


By:                                By:
   -----------------------------       -------------------------------
   Christian Nigohossian, President    Christian Nigohossian, President




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